Exhibit 99.1

BSQUARE Reports Record Second Quarter 2010 Results

Record revenue of $26.9 Million up 67% Y/Y; Earnings per Share of $0.39 v. $0.03 in Prior Year

BELLEVUE, WA, August 12, 2010 – BSQUARE Corporation (Nasdaq: BSQR) announced today financial results for the second quarter ended June 30, 2010. Total revenue for the quarter was $26.9 million, up 67% from $16.1 million in the prior year, and represented the highest quarterly revenue in Company history. Total revenue for the first half of 2010 was $43.9 million, up 34% from $32.8 million in 2009. Both increases were driven by substantial growth in third-party software sales.

The Company reported record net income for the quarter of $4.0 million, or $0.39 per diluted share, compared to a net income of $348,000, or $0.03 per diluted share, in the prior year. For the first half of 2010, the Company reported net income of $533,000, or $0.05 per diluted share, compared to net income of $258,000, or $0.03 per diluted share, in 2009. The Company reported positive EBITDAS (earnings before interest, taxes, depreciation, amortization and stock compensation expense) for the quarter of $4.3 million compared to positive EBITDAS of $833,000 in the prior year and positive EBITDAS of $1.9 million for the first half of 2010 compared to $1.1 million in the prior year.

This quarter’s results benefited from a previously disclosed amendment signed with the Ford Motor Company in June, in which Ford agreed to pay the Company $3.2 million for overruns incurred in the first half of 2010 on the just completed SYNC project. Of the $3.2 million, $3.1 million was recognized as service revenue in the quarter with the remainder deferred to the third quarter. Of the $3.1 million, $2.5 million would have been recognized in the first quarter of 2010 under percentage-of-completion accounting on an “as if” basis. Consequently, this quarter’s results including revenue, gross profit, gross margin and net income were positively affected by $2.5 million, or $0.25 per diluted share, as a result of the amendment. This quarter’s results also benefited from the reversal of a loss contract accrual related to the Ford program of $390,000, or $0.04 per diluted share, which was recorded in the first quarter of 2010. First half 2010 results would not be affected in total by either of these items. The first half of 2010 was negatively affected by $546,000, or $0.05 per diluted share, of auction rate security write-downs, the vast majority of which occurred in the first quarter, compared to none in 2009.

Brian Crowley, BSQUARE’s chief executive officer, commented on the second quarter’s results, “There are many positives to report on this quarter: We delivered record total revenue, we added close to $1.4 million in cash to the balance sheet, our third party software team did a great job of driving sales growth of both Microsoft Embedded and Windows Mobile licenses, and our service team completed the Ford

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©2010 BSQUARE Corporation. All rights reserved. BSQUARE is a registered trademark of BSQUARE Corporation. All other names, product names and trade names are trademarks or registered trademarks of their respective holders.

SYNC Gen II program, delivering an outstanding product of which we are all immensely proud. Looking ahead, Q3 is shaping up to be another good quarter and, while we are projecting total revenue to be down from Q2, Q3 revenue would represent the second best quarter in our history if we meet our expectations.”

Key Results, Achievements and Events

During the quarter, the Company:

•

Established a Telematics Competency Center with Ford on June 29, 2010. The Competency Center will be staffed by BSQUARE engineers and will focus on development and deployment of the next generation SYNC® in-dashboard information and infotainment system;

•

Unveiled a software development platform for the developer community based on Qualcomm’s MSM8655™ Snapdragon™ chipsets. This mobile development platform, the Snapdragon MDP, is designed to accelerate the creation of innovative new smartphone applications and is expected to be available in the fourth quarter of 2010. Initially BSQUARE will offer the MSM8655-based Snapdragon MDP with Android™, but models are also planned with other operating systems, including Qualcomm’s Brew® Mobile Platform (Brew MP™). BSQUARE will sell and support the MSM8655-based Snapdragon MDP; and

•

Renewed its OEM distribution agreement with Microsoft for the 12th year under which it sells Microsoft’s complete line of general embedded operating systems to OEMs in North America including Windows Embedded CE, Windows Embedded Standard, XP Pro for Embedded Systems and Windows Embedded Server. The new agreement is effective from July 1, 2010 to June 30, 2011. Additionally, BSQUARE is a global distributor for Microsoft’s Windows Mobile operating system family under a separate agreement.

Subsequent to the quarter end, the Company:

•

Launched the TestQuest Handset Certification Platform (HCP) for Mobile Network Operators (MNOs), a collaborative and distributed platform that automates the testing of new handsets. The TestQuest HCP allows the MNO to develop, manage and publish portfolios of test cases to multiple OEMs and enables OEMs to pre-certify devices before they are submitted to the MNO’s device certification centers. Optionally, BSQUARE can develop and maintain the test case portfolio for the MNO. The complete cycle of test development, distribution, testing and MNO certification is automated, secure and auditable.

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©2010 BSQUARE Corporation. All rights reserved. BSQUARE is a registered trademark of BSQUARE Corporation. All other names, product names and trade names are trademarks or registered trademarks of their respective holders.

Revenue Results

Sales of third-party software were $16.3 million for the quarter compared to $6.6 million in the prior year, representing an increase of 147%. Sales of third-party software were $27.3 million for the first half of 2010 compared to $14.0 million in the prior year, representing an increase of 95%. The increases were attributable to improved macro economic conditions and customer inventory buildup, which benefited Microsoft general embedded licensing sales, and the addition of Microsoft Windows Mobile license sales, a new product line added in the fourth quarter of 2009. Windows Mobile license sales were $2.5 million for the quarter and $3.7 million for the first half of 2010.

Proprietary software revenue was $952,000 for the quarter compared to $1.2 million in the prior year. This decline was primarily due to lower TestQuest product revenue, which declined $323,000 over the prior year based on lower license sales, but was offset by improved TestQuest support and maintenance revenue which increased $165,000 over the prior year. Proprietary software revenue was $1.9 million for the first half of 2010, compared to $2.1 million in the prior year.

Commenting on software sales for the quarter, Mr. Crowley said, “We had another very strong quarter in third-party software sales; exceeding our expectations. Based on our continued momentum in Microsoft Windows Mobile license sales, I’m affirming previous guidance of an incremental $5 million to $10 million of Windows Mobile revenue in fiscal 2010. Third-party sales are showing continued strength into Q3, but Q3 is historically seasonally soft, so we are currently projecting a sequential decline, but still expect a very solid quarter. Q2 represented another disappointing quarter in proprietary software sales, primarily due to weak TestQuest sales. However, our recently announced TestQuest Handset certification program has added several large opportunities to the sales pipeline. We are working hard to close these opportunities in the second half of 2010, which would add significantly to revenue and cement TestQuest’s status as an important product in the Mobile segment.”

Service revenue was $9.7 million for the quarter, up 17% compared to $8.3 million in the prior year. Ford contributed $6.2 million in service revenue for the quarter, up from $5.2 million in the prior year, and accounted for the majority of the increase. This quarter’s service revenue benefited by $2.5 million from the aforementioned contract amendment with Ford. Service revenue declined $2.1 million, or 13%, in the first half of 2010 to $14.6 million, compared to $16.7 million in the prior year. Ford contributed $8.5 million in service revenue for the first half of 2010 compared to $10.4 million in the prior year and accounted for most of the half year decrease.

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©2010 BSQUARE Corporation. All rights reserved. BSQUARE is a registered trademark of BSQUARE Corporation. All other names, product names and trade names are trademarks or registered trademarks of their respective holders.

Commenting on service revenue for the quarter, Mr. Crowley continued, “Service revenue was strong this quarter due in part to the Ford amendment. Q2 was an important quarter for us—we resolved our open business discussions with Ford and we signed a new, long-term agreement with Ford which defines the business model around which we will move forward on additional development work. Further, we completed development on the current program in early August which was a great accomplishment for our service team and represented a major milestone for the Company. Outside of Ford and a few key accounts, I am pleased to report that our North American service revenue grew for the first time in over two years and we expect sequential growth again in North America outside of Ford in Q3 as well as sequential growth in Asia.”

Gross Profit and Margin Results

Overall gross profit was $7.8 million for the quarter, or 29% of total revenue, as compared to $4.4 million, or 27% of revenue, in the prior year, with the overall gross profit and margin improvements driven by a $2.3 million increase in service gross profit and a 19 percentage point increase in service gross margin due in large part to the aforementioned Ford amendment and loss contract accrual reversal which benefited service gross profit by $2.9 million in total this quarter. Third-party software gross margin was 15% for the quarter as compared to 16% in the prior year. Proprietary software gross margin was 85% for the quarter compared to 88% in the prior year. Service gross margin was 47% for the quarter, compared to 28% in the prior year with the improvement attributable to the Ford amendment and the reversal of the loss contract accrual. Overall gross profit was $9.0 million, or 20% of total revenue, for the first half of 2010 compared to $8.8 million, or 27% of total revenue, in 2009. The decline in gross margin for the first half of 2010 as compared to the prior year was due primarily to the fact that lower margin third-party software sales made up a more significant percentage of total revenue as compared to the prior year.

Operating Expenses

Total operating expenses were $3.8 million this quarter, down 5% compared to $4.0 million in the prior year. Half of the decline was attributable to a reduction in R&D investment on both the TestQuest and Texas Instruments OMAP product initiatives while the remainder represented declines across sales, marketing and administration, none of which were individually significant. Total operating expenses were $7.8 million for the first half of 2010, down 10% as compared to $8.7 million in 2009, with the majority of the decline attributable to lower R&D investment in the aforementioned product initiatives.

110 110th Ave. N.E., Suite 200, Bellevue, WA 98004  |  TOLL-FREE: 1.888.820.4500  |  MAIN: 425.519.5900  |  FAX: 425.519.5999  |  www.BSQUARE.com

©2010 BSQUARE Corporation. All rights reserved. BSQUARE is a registered trademark of BSQUARE Corporation. All other names, product names and trade names are trademarks or registered trademarks of their respective holders.

Cash and Investments

The Company’s cash, cash equivalents and investments, both short and long-term, increased by $1.4 million to $17.2 million at June 30, 2010, as compared to $15.8 million at March 31, 2010 ($875,000 of the June 30, 2010 balance was restricted cash). Scott Mahan, BSQUARE’s chief financial officer, commented on the increase in cash and investments, “We were projecting cash burn for the quarter as we indicated on the last conference call but much stronger-than-expected sales resulted in healthy cash flow for the quarter and the cash flow didn’t include over $6.2 million collected from Ford right after quarter-end as a result of the contract amendments and payment for some outstanding invoices. Consequently, we are projecting a healthy increase in cash and investments in Q3. Further, we liquidated $3.0 million in par value of auction rate securities after quarter-end from which we realized proceeds of $2.6 million. After the sale, we currently hold $1.4 million of auction rate securities at par value.”

Conference Call

Management will host a conference call today, August 12, 2010, at 5 p.m. Eastern Time (2 p.m. Pacific Time). To access the call, dial 877-941-8416, or 480-629-9808 for international callers, and reference “BSQUARE Corporation Second Quarter 2010 Earnings Conference Call.” A replay will be available for one week following the call by dialing 1-877-870-5176 or 1-858-384-5517 for international callers; reference pin number 4335829. A live and replay webcast of the call will be available at www.bsquare.com in the investor relations section.

About BSQUARE

BSQUARE is an industry leader with a proven track record in providing production-ready software products and engineering services to the smart device market. For more information, visit www.BSQUARE.com.

BSQUARE is a registered trademark of BSQUARE Corporation. All other product and company names herein may be trademarks of their respective owners.

This release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements relating to our projected financial results, future and potential sales or projects and expectations with respect to our work with Ford, Qualcomm, and our Microsoft and other third party licensing as well as for our TestQuest products. All of the statements contained herein that do not relate to matters of historical fact should be considered forward-looking statements. Forward looking statements involve risks and uncertainties that could cause actual results to differ materially from such statements. There can be no assurance that forward-looking statements will be achieved. Important factors that could cause actual results to differ materially from those indicated in forward-looking statements include: whether we are able to maintain our existing favorable relationships with Microsoft Corporation and Ford Motor Company; risks, uncertainties and changes in financial condition; our ability to execute our product strategies for TestQuest and other products; intellectual property risks; and risks associated with our international operations. Therefore, all forward-looking statements should be considered in light of various important factors including, but not limited to,

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©2010 BSQUARE Corporation. All rights reserved. BSQUARE is a registered trademark of BSQUARE Corporation. All other names, product names and trade names are trademarks or registered trademarks of their respective holders.

the risks and uncertainties listed above. Except as required by law, we make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made. Please also refer to our most recent Quarterly Report on Form 10-Q, Annual Report on Form 10-K and other filings with the SEC for other important risk factors that could cause actual results to differ materially from those indicated in any forward-looking statements.

# # #

Contact:

BSQUARE Corporation

Scott Mahan, CFO

(425) 519-5900

investorrelations@BSQUARE.com

Brett Maas

Hayden IR

(646) 536-7331

brett@haydenir.com

110 110th Ave. N.E., Suite 200, Bellevue, WA 98004  |  TOLL-FREE: 1.888.820.4500  |  MAIN: 425.519.5900  |  FAX: 425.519.5999  |  www.BSQUARE.com

©2010 BSQUARE Corporation. All rights reserved. BSQUARE is a registered trademark of BSQUARE Corporation. All other names, product names and trade names are trademarks or registered trademarks of their respective holders.

BSQUARE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

	June 30, 2010	December 31, 2009
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$7,477	$12,918
Short-term investments	7,996	—
Accounts receivable, net of allowance for doubtful accounts of $207 at June 30, 2010 and $201 at December 31, 2009	16,781	9,192
Prepaid expenses and other current assets	493	648

Total current assets	32,747	22,758
Long-term investments	843	4,189
Restricted cash	875	900
Equipment, furniture and leasehold improvements, net	676	823
Intangible assets, net	1,256	1,511
Other non-current assets	83	90

Total assets	$36,480	$30,271

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,124	$2,898
Other accrued expenses	6,035	4,058
Accrued compensation	2,091	1,837
Deferred revenue	4,344	3,693

Total current liabilities	17,594	12,486
Deferred rent	276	311
Shareholders’ equity:
Preferred stock, no par value: 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, no par value: 37,500,000 shares authorized; 10,216,799 shares issued and outstanding at June 30, 2010 and 10,162,589 shares issued and outstanding at December 31, 2009	123,886	123,572
Accumulated other comprehensive loss	(457)	(746)
Accumulated deficit	(104,819)	(105,352)

Total shareholders’ equity	18,610	17,474

Total liabilities and shareholders’ equity	$36,480	$30,271

110 110th Ave. N.E., Suite 200, Bellevue, WA 98004  |  TOLL-FREE: 1.888.820.4500  |  MAIN: 425.519.5900  |  FAX: 425.519.5999  |  www.BSQUARE.com

©2010 BSQUARE Corporation. All rights reserved. BSQUARE is a registered trademark of BSQUARE Corporation. All other names, product names and trade names are trademarks or registered trademarks of their respective holders.

BSQUARE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Revenue:
Software	$17,246	$7,825	$29,258	$16,123
Service	9,659	8,289	14,592	16,668

Total revenue	26,905	16,114	43,850	32,791

Cost of revenue:
Software	14,032	5,730	23,677	12,037
Service (1)	5,097	5,979	11,215	11,917

Total cost of revenue	19,129	11,709	34,892	23,954

Gross profit	7,776	4,405	8,958	8,837
Operating expenses:
Selling, general and administrative (1)	2,981	3,100	6,117	6,395
Research and development (1)	802	921	1,709	2,302

Total operating expenses	3,783	4,021	7,826	8,697

Income from operations	3,993	384	1,132	140
Other income (expense)	(5)	(10)	(493)	104

Income before income taxes	3,988	374	639	244
Income tax benefit (expense)	(15)	(26)	(106)	14

Net income	$3,973	$348	$533	$258

Basic income per share	$0.39	$0.03	$0.05	$0.03

Diluted income per share	$0.39	$0.03	$0.05	$0.03

Shares used in calculation of income per share:
Basic	10,157	10,110	10,142	10,098

Diluted	10,287	10,191	10,268	10,214

(1) Includes the following amounts related to stock-based compensation expense:

Cost of revenue — service	$46	$68	$119	$142
Selling, general and administrative	62	128	140	282
Research and development	10	14	19	13

Total stock-based compensation expense	$118	$210	$278	$437

110 110th Ave. N.E., Suite 200, Bellevue, WA 98004  |  TOLL-FREE: 1.888.820.4500  |  MAIN: 425.519.5900  |  FAX: 425.519.5999  |  www.BSQUARE.com

©2010 BSQUARE Corporation. All rights reserved. BSQUARE is a registered trademark of BSQUARE Corporation. All other names, product names and trade names are trademarks or registered trademarks of their respective holders.

BSQUARE CORPORATION

NON-GAAP INFORMATION AND RECONCILIATION TO COMPARABLE GAAP FINANCIAL MEASURES

(In thousands) (Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2010	2009	2010	2009
EBITDAS:
Net income as reported	$3,973	$348	$533	$258
Income tax expense (benefit)	15	26	106	(14)
Other income (expense)	5	10	493	(104)
Depreciation and amortization	238	239	473	483
Stock-based compensation expense	118	210	278	437

EBITDAS (1)	$4,349	$833	$1,883	$1,060

(1)	EBITDAS is a non-GAAP financial measure. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. EBITDAS is defined as net income before income taxes, interest income, depreciation and amortization, and stock-based compensation. EBITDAS should not be construed as a substitute for net income or net cash provided by (used in) operating activities (all as determined in accordance with GAAP) for the purpose of analyzing our operating performance, financial position and cash flows, as EBITDAS is not defined by GAAP. However, the Company regards EBITDAS as a complement to net income and other GAAP financial performance measures, including an indirect measure of operating cash flow.

110 110th Ave. N.E., Suite 200, Bellevue, WA 98004  |  TOLL-FREE: 1.888.820.4500  |  MAIN: 425.519.5900  |  FAX: 425.519.5999  |  www.BSQUARE.com

©2010 BSQUARE Corporation. All rights reserved. BSQUARE is a registered trademark of BSQUARE Corporation. All other names, product names and trade names are trademarks or registered trademarks of their respective holders.